EXHIBIT 99.2

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

18 April 2008

AVNET (HOLDINGS) LIMITED,

A WHOLLY-OWNED SUBSIDIARY OF AVNET, INC.

RECOMMENDED CASH OFFER FOR HORIZON TECHNOLOGY GROUP PLC

Summary
● ● ● ●	The boards of Avnet, Inc., Avnet (Holdings) Limited
(“Avnet”) and Horizon Technology Group plc (“Horizon”) are
pleased to announce that they have reached agreement on the terms of a recommended cash offer to be made by Avnet, a wholly owned subsidiary of Avnet, Inc., for the entire issued and to be issued share capital of Horizon (other than Horizon Shares in the
beneficial ownership of Avnet on the date the offer is made) (the
“Offer”).
 Under the terms of the Offer, Horizon Shareholders will be
entitled to receive €1.18 in cash for each Horizon Share.
 The Offer values the entire issued and to be issued share
capital of Horizon at approximately €101.3 million.
The Offer represents a premium of approximately:

● 153.8 per cent. to the Closing Price of €0.465 per Horizon Share on 12 March 2008, being the last Business Day before the commencement of the Offer Period; and

● 60.1 per cent. to the average daily Closing Price of €0.737 per Horizon Share for the six month period before the commencement of the Offer Period.

● ● ● ● ●	The Horizon Directors, who have been so advised by Davy Corporate Finance, consider the terms of the Offer to be fair and reasonable and unanimously recommend that Horizon Shareholders accept the Offer, as the Horizon Directors and certain of their associates have irrevocably undertaken to do (or procure to be done) in respect of their own beneficial interests and holdings, being in aggregate 32,466,272 Horizon Shares, representing approximately 39.44 per cent. of the issued share capital of Horizon. In providing its advice, Davy Corporate Finance has taken into account the commercial assessments of the Horizon Directors.
 Avnet has received irrevocable undertakings to accept (or procure the acceptance of) the Offer from the Horizon
Directors and certain of their associates as well as irrevocable undertakings from certain other Horizon Shareholders, in respect of, in aggregate, 50,505,578 Horizon Shares, representing 61.35 per cent. of the issued share capital of
Horizon. The undertakings from the Horizon Directors and certain of their associates remain binding in the event of a competing offer being made for Horizon. The undertakings from the Horizon Shareholders (other than the Horizon
Directors and certain of their associates) remain binding in the absence of a competing bid for a consideration which represents an improvement of 10 per cent. or more in the value of the consideration offered by Avnet.
 The Avnet Group is one of the largest distributors of electronic components, computer products and technology services and solutions with more than 300 locations serving more than 70 countries worldwide. The company markets, distributes and optimises the supply-chain and provides design-chain services for the products of the world’s leading electronic component suppliers, enterprise computer manufacturers and embedded subsystem providers. The Avnet Group brings a breadth and depth of capabilities, such as maximising inventory efficiency, managing logistics, assembling products and providing engineering design assistance for its 100,000 customers, accelerating their growth through cost-effective, value-added services and solutions. For the fiscal year ended 30 June 2007, Avnet, Inc. generated revenue of U.S.$15.7 billion. Avnet, Inc. is a public company listed on the New York Stock Exchange since 1960.
 Horizon is a leading technical integrator and distributor of information technology products in the UK and
Ireland. In the United Kingdom, Horizon focuses exclusively on the provision of enterprise infrastructure and services. It assists customers, usually via a system integrator, in implementing IT strategies through the provision of IT infrastructure, development and consulting services. In Ireland, Horizon operates in the enterprise solutions market and assists customers in implementing IT strategies through the provision of IT infrastructure, applications software development, implementation consulting and support services. For the fiscal year ended 31 December 2007,
Horizon generated revenue of €288 million. Horizon is a public company listed on the Irish and London Stock Exchanges since 1999.
The Offer is conditional, amongst other things, on the receipt of EU merger control clearance.

Commenting on the Offer, Roy Vallee, Chairman and Chief Executive Officer of Avnet, Inc. said:

“The acquisition of Horizon will strengthen Avnet Technology Solutions’ position in the UK IT distribution market and expand its geographic coverage into Ireland. Horizon’s position with tier 1 vendors and growing services practice offers an opportunity to bolster Avnet’s current product and services offerings in Europe. This acquisition creates exciting cross selling opportunities and adds scale to our Avnet Technology Solutions business in the region. We are also excited about the management and talented team of people at Horizon that will allow Avnet to accelerate the growth of Avnet Technology Solutions in Europe.”

Commenting on the Offer, Samir Naji, Chairman of Horizon, said:

“We are delighted to announce this transaction which is being unanimously recommended by the Horizon Board. The Offer represents a substantial premium for Horizon’s shareholders and, as an all cash offer, provides certainty of value in highly uncertain markets. The value ascribed to this offer recognises the intrinsic value and strength of Horizon’s business, which has been built through the commitment of a dedicated team over many years.”

Banc of America Securities is acting as exclusive financial adviser to Avnet, Inc. and Avnet in respect of the Offer. Allen & Overy LLP and McCann FitzGerald are acting as legal advisers to Avnet, Inc. and Avnet.

Davy Corporate Finance is acting as exclusive financial adviser to Horizon in respect of the Offer. William Fry is acting as legal adviser to Horizon.

This summary should be read in conjunction with the full text of the attached announcement and the appendices.

Enquiries:

AVNET, INC.	Telephone:
Kirsten Klatt, European Communications Director Vincent Keenan, Vice President and Director, Investor Relations	Germany +49 2153-733 328 US +1 480-643-7053
BANC OF AMERICA SECURITIES (Financial adviser to Avnet, Inc. and Avnet)	Telephone:
Derek Shakespeare, Managing Director – European M&A Georg Schloendorff, Managing Director – Technology M&A Hugh Moran, Associate – European M&A	UK +44 20-7174-4800 US +1 646-313-7926 Ireland +353 1-619-6143
HORIZON TECHNOLOGY GROUP PLC Gary Coburn, Chief Executive Officer Cathal O’Caoimh, Chief Financial Officer	Telephone: +353 1-620-4900
DAVY CORPORATE FINANCE (Financial adviser to Horizon) Ivan Murphy Stephen Barry Roland French	Telephone: +353 1-679-6363
K CAPITAL SOURCE (IR/PR adviser to Horizon) Mark Kenny Jonathan Neilan	Telephone: +353 1-631-5500

Further Information

This announcement is made pursuant to Rule 2.5 of the Irish Takeover Rules.

This announcement does not constitute a prospectus or an equivalent document and it is not intended to and does not constitute or form any part of an offer or invitation to sell or purchase or subscribe for any securities or a solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise. The Offer will be made solely by means of the Offer Document which will contain the full terms and conditions of the Offer. Any response to the Offer should be made only on the basis of information contained in the Offer Document. Horizon Shareholders are advised to read the formal documentation in relation to the Offer carefully, once it has been dispatched.

The directors of Avnet, Inc. and Avnet accept responsibility for the information contained in this announcement, other than that relating to Horizon and the Horizon Group and the directors of Horizon and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Avnet, Inc. and Avnet (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Horizon accept responsibility for the information contained in this announcement relating to Horizon and the Horizon Group and the directors of Horizon and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Horizon (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Banc of America Securities which is regulated in the United Kingdom by the Financial Services Authority is acting exclusively for Avnet, Inc. and Avnet in connection with the Offer and for no-one else and will not be responsible to anyone other than Avnet, Inc. and Avnet for providing the protections afforded to clients of Banc of America Securities or for providing advice in relation to the Offer or any other matters referred to in this announcement.

Davy Corporate Finance which is regulated in Ireland by the Financial Regulator is acting exclusively for Horizon in connection with the Offer and for no-one else and will not be responsible to anyone other than Horizon for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in relation to the Offer or any other matters referred to in this announcement.

Overseas Jurisdictions

The availability of the Offer to persons who are not resident in Ireland or the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are located. Persons who are not resident in Ireland or the United Kingdom should inform themselves about, and observe, any applicable legal or regulatory requirements. The release, publication or distribution of this summary and the attached announcement in jurisdictions other than Ireland and the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than Ireland and the United Kingdom should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. This summary and the attached announcement have been prepared for the purpose of complying with Irish law and the Irish Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside Ireland.

Any persons (including, without limitation, any custodian, nominee or trustee) who would, or otherwise intend to, or who may be under a contractual or legal obligation to, forward this summary and the attached announcement and/or the Offer Document and/or any other related document to any jurisdiction outside Ireland and the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction.

Further details in relation to overseas shareholders will be contained in the Offer Document.

Forward-looking statements

This announcement includes “forward-looking statements” concerning Horizon and Avnet. These statements are based on the current expectations of the management of Horizon and Avnet and are naturally subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Neither Horizon nor Avnet undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing disclosure requirements

Any person, who is a holder of one per cent. or more of Horizon Shares may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from 13 March 2008 (the date of the commencement of the offer period for Horizon).

General

This summary should be read in conjunction with the full text of this announcement. Appendix I to this announcement contains the conditions to, and certain further terms of, the Offer; Appendix II to this announcement contains further details of the sources of information and bases of calculations used in this announcement; Appendix III to this announcement contains details of irrevocable undertakings obtained by Avnet; and Appendix IV to this announcement contains definitions of certain expressions used in this summary and in this announcement.

If you are in any doubt about the action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser authorised under the European Communities (Markets in Financial Instruments) Regulations 2007, if you are resident in Ireland or, if not, from another appropriately authorised independent financial adviser.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

18 April 2008

AVNET (HOLDINGS) LIMITED,

A WHOLLY-OWNED SUBSIDIARY OF AVNET, INC.

RECOMMENDED CASH OFFER FOR HORIZON TECHNOLOGY GROUP PLC

1.	Introduction

The boards of Avnet, Inc., Avnet (Holdings) Limited (“Avnet”) and Horizon Technology Group plc (“Horizon”) are pleased to announce that they have reached agreement on the terms of a recommended cash offer to be made by Avnet, a wholly owned subsidiary of Avnet, Inc., for the entire issued and to be issued share capital of Horizon (other than Horizon Shares in the beneficial ownership of Avnet on the date the offer is made) (the “Offer”).

2.	The Offer

The Offer, which is on the terms and subject to the conditions set out in Appendix I to this announcement and is subject to the further terms to be set out in the Offer Document and the Form of Acceptance, is being made on the following basis:

for each Horizon Share €1.18 in cash
● ●	The Offer values the entire issued and to be issued share capital of Horizon at approximately €101.3 million. The Offer represents a premium of approximately:

● 153.8 per cent. to the Closing Price of €0.465 per Horizon Share on 12 March 2008, being the last Business Day before the commencement of the Offer Period; and

● 60.1 per cent. to the average daily Closing Price of €0.737 per Horizon Share for the six month period before the commencement of the Offer Period.

● The Horizon Shares to be acquired pursuant to the Offer will be acquired fully paid and free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights or interest whatsoever and together with all rights now or hereafter attaching to them, including voting rights and, without limitation, the right to receive and retain in full all dividends and other distributions (if any) declared or made on or after the date of this announcement.

There will be no loan note alternative.

3.	Recommendation

The Horizon Directors, who have been so advised by Davy Corporate Finance, consider the terms of the Offer to be fair and reasonable and unanimously recommend that Horizon Shareholders accept the Offer, as the Horizon Directors and certain of their associates have irrevocably undertaken to do (or procure to be done) in respect of their own beneficial interests and holdings, being, in aggregate 32,466,272 Horizon Shares, representing approximately 39.44 per cent. of the issued share capital of Horizon. In providing its advice, Davy Corporate Finance has taken into account the commercial assessments of the Horizon Directors.

4.	Irrevocable undertakings

Avnet has received irrevocable undertakings to accept (or procure the acceptance of) the Offer from the Horizon Directors and certain of their associates as well as irrevocable undertakings from certain other Horizon Shareholders, in respect of, in aggregate, 50,505,578 Horizon Shares, representing 61.35 per cent. of the issued share capital of Horizon. The undertakings from the Horizon Directors and certain of their associates remain binding in the event of a competing offer being made for Horizon. The undertakings from the Horizon Shareholders (other than the Horizon Directors and certain of their associates) remain binding in the absence of a competing bid for a consideration which represents an improvement of 10 per cent. or more in the value of the consideration offered by Avnet.

5.	Background to, and reasons for, the Offer

As a part of Avnet Technology Solutions’ strategy to enable complete solutions, Avnet Group has chosen to pursue value creating acquisitions that expand its customer base and/or broaden its portfolio of products and services. The acquisition of Horizon would deliver these objectives by providing an opportunity to enhance Avnet Group’s value proposition to both customers and suppliers in EMEA.

The acquisition of Horizon will strengthen Avnet Technology Solutions’ position in the UK IT distribution market and expand its geographic coverage into Ireland. By investing in technical resources and focusing on complete solutions, Horizon has been able to expand its offerings. Their business model is an excellent fit with Avnet Group’s strategy to provide more value-add and affords opportunities to exchange best practices.

Horizon’s position with Tier 1 vendors and growing services practice offers an opportunity to bolster Avnet’s current product and services offerings in Europe. This acquisition creates opportunities for cross-selling and adds scale to Avnet’s Technology Solutions business in the region. Horizon’s management team and talented employee base will also help Avnet to accelerate the growth of Avnet Technology Solutions in Europe.

The terms of the Offer are consistent with Avnet Group’s previously stated goals for long-term return on capital employed. The transaction is also expected to be accretive to earnings by approximately 10 U.S. cents per Avnet, Inc. share in the financial year 2009, excluding integration charges. This statement does not constitute a profit forecast and should not be interpreted to mean that earnings for the financial year 2009 or any subsequent financial period would necessarily be greater than for any preceding financial period or otherwise changed.

6.	Background to, and reasons for, the recommendation

On 13 March 2008, Horizon announced that it had received an approach in relation to a possible offer to acquire the entire issued and to be issued share capital of Horizon, at a price of €1.18 per ordinary share. The Horizon Directors considered the approach, determined that it was in the best interests of Horizon Shareholders, and permitted Avnet Inc. to undertake financial and legal due diligence in order to facilitate the formulation of an offer for Horizon.

Avnet has now confirmed to Horizon that it is prepared to proceed with an offer for the entire issued and to be issued share capital of Horizon for a cash consideration of €1.18 per Horizon Share on a recommended basis.

The board of Horizon has decided to recommend the Offer and in arriving at its decision  the board of Horizon has considered the following:

● the Offer represents a significant premium over the Closing Price of a Horizon Share before the commencement of the Offer Period and over the average Closing Price of a Horizon Share in the six months before the commencement of the Offer Period;

●	the absence of any alternative offers or bona fide expressions of interest;
●	the historically low levels of liquidity in the trading of Horizon Shares; and

● the significant volatility across global equity markets and the lower near-term economic growth forecasts in the UK and Ireland.

7.	Information on the Avnet Group

The Avnet Group is one of the largest distributors of electronic components, computer products and technology services and solutions with more than 300 locations serving more than 70 countries worldwide. The company markets, distributes and optimises the supply-chain and provides design-chain services for the products of the world’s leading electronic component suppliers, enterprise computer manufacturers and embedded subsystem providers. The Avnet Group brings a breadth and depth of capabilities, such as maximising inventory efficiency, managing logistics, assembling products and providing engineering design assistance for its 100,000 customers, accelerating their growth through cost-effective, value-added services and solutions. For the fiscal year ended 30 June 2007, Avnet, Inc. generated revenue of U.S.$15.7 billion. Avnet, Inc. is a public company listed on the New York Stock Exchange since 1960.

8.	Information on Horizon

Horizon is a leading technical integrator and distributor of information technology products in the UK and Ireland. In the United Kingdom, Horizon focuses exclusively on the provision of enterprise infrastructure and services. It assists customers, usually via a system integrator, in implementing IT strategies through the provision of IT infrastructure, development and consulting services. In Ireland, Horizon operates in the enterprise solutions market and assists customers in implementing IT strategies through the provision of IT infrastructure, applications software development, implementation consulting and support services. For the fiscal year ended 31 December 2007, Horizon generated revenue of €288 million. Horizon is a public company listed on the Irish and London Stock Exchanges since 1999.

9.	Plans for Horizon

Horizon will provide the Avnet Group with an opportunity to strengthen its position in the UK and expand into Ireland. Horizon’s market position in Ireland and its growing professional services business offer a great opportunity to bolster the Avnet Group’s current product and services offerings in Europe.

10.	Regulatory Approvals

The Offer is conditional, amongst other things, on the receipt of EU merger control clearance.

11.	Management and Employees

Avnet believes that the acquisition will provide attractive opportunities for Horizon employees and looks forward to finalising arrangements in this regard. Avnet expects the current management team to be directly involved in formulating the integration, marketing and growth strategies in the future. The existing rights, including pension rights, of the employees of Horizon will be fully safeguarded.

12.	Financing

The cash consideration payable by Avnet under the terms of the Offer is being funded using the Avnet Group’s existing resources.

Banc of America Securities, as financial adviser to Avnet, is satisfied that sufficient resources are available to Avnet to satisfy, in full, the consideration payable under the Offer.

13.	Expenses reimbursement agreement and Non-solicitation agreement

Avnet and Horizon have entered into an expenses reimbursement agreement, the terms of which have been approved by the Irish Takeover Panel, and a non-solicitation agreement. These agreements contain certain obligations in relation to the implementation of the Offer and the conduct of Horizon’s business in the period ending on the date the Offer becomes, or is declared, unconditional in all respects or lapses. In particular, the expenses reimbursement agreement contains the terms summarised below.

Horizon will pay Avnet an amount equal to its specific, quantifiable third party advisory expenses and other third party costs and expenses up to a maximum amount equal to one per cent. (inclusive of VAT to the extent not recoverable by Horizon) of the fully diluted equity value of the Offer if, following this announcement, the Offer is withdrawn or lapses in accordance with its terms, and before such withdrawal or lapse:

•	a competing proposal is announced and subsequently completes; or

•	the Horizon Directors withdraw or adversely amend their recommendation to accept the Offer or recommend a competing proposal.

Davy Corporate Finance, financial adviser to Horizon, has confirmed in writing to the Irish Takeover Panel that, in the opinion of the Horizon Directors and Davy Corporate Finance, the expenses reimbursement agreement is, in the context of the Offer, in the best interests of Horizon Shareholders. Further information relating to the agreement will be set out in the Offer Document.

14.	Disclosure of interests in Horizon Shares

Other than pursuant to the irrevocable undertakings referred to in paragraph 4 above, as at 17 April 2008, the last practicable day before this announcement, neither Avnet, Inc. nor, so far as Avnet, Inc. is aware, any person acting in concert with Avnet, Inc., owns or controls any Horizon Shares or holds any options to acquire or subscribe for any Horizon Shares or any derivative referenced to Horizon Shares.

Neither Avnet, Inc. nor any person acting in concert with Avnet, Inc. has any arrangement in relation to Horizon Shares, or any securities convertible or exchangeable into Horizon Shares or options (including traded options) in respect of, or derivatives referenced to, Horizon Shares. For these purposes, ‘arrangement’ includes an indemnity or option arrangement, any agreement or understanding, formal or informal, of whatever nature, relating to relevant securities which is, or may be, an inducement to deal or refrain from dealing in such securities.

15.	Compulsory acquisition, delisting and cancellation of trading

Upon the Offer becoming or being declared unconditional in all respects and sufficient acceptances having been received, it is the intention of Avnet to apply the provisions of Regulation 23 of the Takeover Regulations to acquire compulsorily any remaining Horizon Shares on the same terms as the Offer.

It is intended that, upon the Offer becoming or being declared unconditional in all respects and subject to sufficient acceptances of the Offer being received and the applicable requirements of the Irish Stock Exchange and the London Stock Exchange, Avnet will procure that Horizon applies for cancellation of the admission to trading of the Horizon Shares on the Irish Stock Exchange and the London Stock Exchange and for Horizon’s listing on the Official Lists of the Irish Stock Exchange and of the UK Listing Authority to be cancelled.

The cancellation of the admission to trading and listing of Horizon Shares would significantly reduce the liquidity and marketability of any Horizon Shares not assented to the Offer.

16.	Overseas Shareholders

The availability of the transaction to Horizon Shareholders who are not resident in Ireland or the United Kingdom may be affected by the laws of the relevant jurisdictions. Such persons should inform themselves about and observe any applicable requirements. Further details in relation to overseas shareholders will be contained in the Offer Document.

17.	Horizon Share Option Schemes

The Offer will extend to any Horizon Shares unconditionally allotted or issued pursuant to the exercise of options under the Horizon Share Option Schemes while the Offer remains open for acceptance. Appropriate proposals will be made in due course to holders of options over Horizon Shares.

18.	General

The Offer Document setting out in full the terms and conditions of the Offer will be posted to Horizon Shareholders not later than 28 days after the date of this announcement unless otherwise agreed with the Irish Takeover Panel.

The Offer will be governed by the laws of Ireland and will be subject to the applicable requirements of the Irish Takeover Rules, the Irish Takeover Panel, the Irish and London Stock Exchanges and the UK Listing Authority.

The Offer will be subject to the conditions and further terms of the Offer set out in Appendix I. Appendix II contains the bases and sources of certain information used in this announcement. Appendix III contains details of the irrevocable undertakings received by Avnet. The definitions of certain terms used in this announcement are set out in Appendix IV.

Further Information

This announcement is made pursuant to Rule 2.5 of the Irish Takeover Rules.

This announcement does not constitute a prospectus or an equivalent document and it is not intended to and does not constitute or form any part of an offer or invitation to sell or purchase or subscribe for any securities or a solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise. The Offer will be made solely by means of the Offer Document which will contain the full terms and conditions of the Offer. Any response to the Offer should be made only on the basis of information contained in the Offer Document. Horizon Shareholders are advised to read the formal documentation in relation to the Offer carefully, once it has been dispatched.

The directors of Avnet, Inc. and Avnet accept responsibility for the information contained in this announcement, other than that relating to Horizon and the Horizon Group and the directors of Horizon and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Avnet, Inc. and Avnet (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Horizon accept responsibility for the information contained in this announcement relating to Horizon and the Horizon Group and the directors of Horizon and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Horizon (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Banc of America Securities which is regulated in the United Kingdom by the Financial Services Authority is acting exclusively for Avnet, Inc. and Avnet in connection with the Offer and for no-one else and will not be responsible to anyone other than Avnet, Inc. and Avnet for providing the protections afforded to clients of Banc of America Securities or for providing advice in relation to the Offer or any other matters referred to in this announcement.

Davy Corporate Finance which is regulated in Ireland by the Financial Regulator is acting exclusively for Horizon in connection with the Offer and for no-one else and will not be responsible to anyone other than Horizon for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in relation to the Offer or any other matters referred to in this announcement.

Overseas Jurisdictions

The availability of the Offer to persons who are not resident in Ireland or the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are located. Persons who are not resident in Ireland or the United Kingdom should inform themselves about, and observe, any applicable legal or regulatory requirements. The release, publication or distribution of this summary and the attached announcement in jurisdictions other than Ireland and the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than Ireland and the United Kingdom should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. This summary and the attached announcement have been prepared for the purpose of complying with Irish law and the Irish Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside Ireland.

Any persons (including, without limitation, any custodian, nominee or trustee) who would, or otherwise intend to, or who may be under a contractual or legal obligation to, forward this summary and the attached announcement and/or the Offer Document and/or any other related document to any jurisdiction outside Ireland and the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction.

Further details in relation to overseas shareholders will be contained in the Offer Document.

Forward-looking statements

This announcement includes “forward-looking statements” concerning Horizon and Avnet. These statements are based on the current expectations of the management of Horizon and Avnet and are naturally subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Neither Horizon nor Avnet undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing disclosure requirements

Any person, who is a holder of one per cent. or more of Horizon Shares may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from 13 March 2008 (the date of the commencement of the offer period for Horizon).

General

If you are in any doubt about the action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser authorised under the European Communities (Markets in Financial Instruments) Regulations 2007, if you are resident in Ireland or, if not, from another appropriately authorised independent financial adviser.

APPENDIX I

CONDITIONS TO AND FURTHER TERMS OF THE OFFER.

PART I

CONDITIONS OF THE OFFER

The Offer will comply with the Irish Takeover Rules, the respective rules and regulations of the Irish Stock Exchange, the London Stock Exchange and the UK Listing Authority and will be subject to the terms and conditions set out below and to be set out in the Offer Document (and the related acceptance document).

The Offer will be subject to the following conditions:

(a)	valid acceptances being received (and not, where permitted, withdrawn) by not later than 1.00 p.m. (Dublin time) on the initial closing date as specified in the Offer Document (or such later time(s) and/or date(s) as Avnet may, with the consent of the Irish Takeover Panel or in accordance with the Irish Takeover Rules, decide) in respect of not less than 90 per cent. (or such lower percentage as Avnet may decide) in nominal value of the Horizon Shares Affected, provided that this condition shall not be satisfied unless Avnet shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise) Horizon Shares conferring in aggregate more than 50 per cent. of the voting rights then exercisable at a general meeting of Horizon.

For the purposes of this condition:

(i)	any Horizon Shares which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon their being entered in the register of members of Horizon; and

(ii)	the expression “Horizon Shares Affected” shall mean:

(A)	Horizon Shares which have been issued or unconditionally allotted on or before the date the Offer is made; and

(B)	Horizon Shares which have been issued or unconditionally allotted after that date but before the time at which the Offer closes, or such earlier date as Avnet may, subject to the Irish Takeover Rules, decide (not being earlier than the date on which the Offer becomes unconditional as to acceptances or, if later, the initial closing date as specified in the Offer Document);

but excluding any Horizon Shares which, on the date the Offer is made, are held in the beneficial ownership of Avnet within the meaning of Regulation 23 of the Takeover Regulations;

(b)	the European Commission indicating, in terms satisfactory to Avnet, acting reasonably, that

(i)	a derogation has been granted pursuant to Article 7(3) of Council Regulation (EC) No. 139/2004 (the Regulation) from the obligation in Article 7(1) of the Regulation not to complete the Offer (the Concentration) before clearance has been obtained under the Regulation; or

(ii)	the Concentration does not fall within the scope of the Regulation pursuant to Article 6(1)(a) of the Regulation; or

(iii)	the Concentration is compatible with the common market pursuant to Article 6(1)(b) of the Regulation or being deemed to have so indicated under Article 10(6) of the Regulation;

(c)	no government or governmental, quasi-governmental, supranational, statutory or regulatory body or association, institution or agency (including any trade agency) or any court or other body (including any professional or environmental body) or person in any jurisdiction (each a Relevant Authority) having decided to take, instituted or threatened any action, proceeding, suit, investigation, enquiry or reference or enacted, made or proposed and there not continuing to be outstanding any statute, regulation, order or decision that would or might:

(i)	make the Offer or the acquisition or the proposed acquisition of any shares in, or control of, Horizon by any member of the Wider Avnet Group void, unenforceable or illegal or directly or indirectly prohibit or otherwise restrict, delay or interfere with the implementation of, or impose additional conditions or obligations with respect thereto, or require amendment thereof, or otherwise challenge or interfere with, the Offer or the acquisition of any shares in, or control of, Horizon by any member of the Wider Avnet Group;

(ii)	(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider Horizon Group taken as a whole) require, prevent or delay the divestiture (or alter the terms of any proposed divestiture) by the Wider Avnet Group or the Wider Horizon Group of all or any part of their respective businesses, assets or properties or impose any limitation on their ability to conduct all or any part of their respective businesses and to own or control any of their respective assets or properties;

(iii)	impose any limitation on, or result in any delay in, the ability of any member of the Wider Avnet Group to acquire or hold or to exercise effectively, directly or indirectly, all or any rights of ownership of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Horizon Group or on the ability of any member of the Wider Horizon Group to hold or exercise effectively, directly or indirectly, all or any rights of ownership of shares or other securities (or the equivalent) in, or exercise voting or management control over, any other member of the Wider Horizon Group;

(iv)	(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider Horizon Group taken as a whole) require any member of the Wider Avnet Group or the Wider Horizon Group to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the Wider Horizon Group (other than pursuant to the Offer) or any member of the Wider Avnet Group;

(v)	(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider Horizon Group taken as a whole) impose any limitation on the ability of any member of the Wider Avnet Group or the Wider Horizon Group to integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any other member of the Wider Avnet Group and/or the Wider Horizon Group; or

(vi)	(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider Horizon Group taken as a whole) otherwise adversely affect the business, assets, financial or trading position or profits or prospects of any member of the Wider Avnet Group or of the Wider Horizon Group;

and all applicable waiting and other time periods during which any such Relevant Authority could decide to take, institute or threaten any such action, proceeding, suit, investigation, enquiry or reference having expired, lapsed or been terminated;

(d)	all necessary filings having been made and all appropriate waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated in each case in respect of the Offer and the acquisition of any shares or other securities in, or control or management of, Horizon by any member of the Wider Avnet Group and all authorisations, orders, grants, recognitions, confirmations, licences, consents, clearances, permissions and approvals (authorisations) necessary or appropriate in any jurisdiction for or in respect of the Offer and the proposed acquisition of any shares in or other securities, or control of, Horizon by Avnet or any member of the Wider Avnet Group being obtained in terms and in a form satisfactory to Avnet from appropriate Relevant Authorities or from any persons or bodies with whom any member of the Wider Avnet Group or the Wider Horizon Group has entered into contractual arrangements and such authorisations together with all authorisations necessary or appropriate for any member of the Wider Horizon Group to carry on its business remaining in full force and effect at the time at which the Offer becomes unconditional in all respects and no intimation of any intention to revoke, suspend, restrict or modify or not to renew any of the same having been made and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(e)	except as publicly announced by Horizon by the delivery of an announcement to a Regulatory Information Service or fairly disclosed in writing by or on behalf of Horizon to Avnet, in each case before the date of this announcement, there being no provision of any agreement, arrangement, licence or other instrument to which any member of the Wider Horizon Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject which, as a result of the making or implementation of the Offer or the acquisition or proposed acquisition by Avnet or any member of the Wider Avnet Group of any shares or other securities in, or change in the control or management of, Horizon or otherwise, would or might result in (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider Horizon Group taken as a whole):

(i)	any moneys borrowed by or any other indebtedness (actual or contingent) of any such member of the Wider Horizon Group becoming repayable or capable of being declared repayable immediately or earlier than the stated repayment date or the ability of Horizon to borrow monies or incur any indebtedness being withdrawn or inhibited;

(ii)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member of the Wider Horizon Group or any such security interest (whenever created, arising or having arisen) becoming enforceable;

(iii)	any assets or interest of any such member of the Wider Horizon Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged other than in the ordinary course;

(iv)	the interest or business of any such member of the Wider Horizon Group in or with any other person, firm or company (or any agreements or arrangements relating to such interest or business) being terminated or adversely modified or affected;

(v)	any such member of the Wider Horizon Group ceasing to be able to carry on business under any name under which it presently does so;

(vi)	the financial or trading position or prospects or the value of any member of the Wider Horizon Group being prejudiced or adversely affected; and

(vii)	the creation of any liability (actual or contingent) by any such member of the Wider Horizon Group;

and no event having occurred which, under any provision of any agreement, arrangement, licence or other instrument to which any member of the Wider Horizon Group is a party or by or to which any such member or any of its assets may be bound or be subject, could result in any events or circumstances as are referred to in subparagraphs (i) to (vii) of this paragraph (e);

(f)	except as publicly announced by Horizon by the delivery of an announcement to a Regulatory Information Service or fairly disclosed in writing by or on behalf of Horizon to Avnet or disclosed in the annual report and accounts for the year ended 31 December 2007, in each case before the date of this announcement, no member of the Wider Horizon Group having since 31 December 2007:

(i)	issued or agreed to issue or authorised the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save as between Horizon and wholly-owned subsidiaries of Horizon or upon the exercise of rights to subscribe for Horizon Shares pursuant to options granted under the Horizon Share Option Schemes before the date of this announcement) or redeemed, purchased or reduced or made any other change to any part of its share capital;

(ii)	sold or transferred or agreed to sell or transfer any treasury shares;

(iii)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution, whether payable in cash or otherwise, other than a distribution by any wholly-owned subsidiary of Horizon;

(iv)	implemented or authorised any merger or demerger or acquired or disposed of or transferred, mortgaged or charged, or created any other security interest over, any asset or any right, title or interest in any asset (including shares and investments) (other than in the ordinary course of trading);

(v)	implemented or authorised any reconstruction, amalgamation, scheme or other transaction or arrangement (otherwise than in the ordinary course of business);

(vi)	made or authorised any change in its loan capital or issued or authorised the issue of any debentures or incurred or increased any indebtedness or contingent liability;

(vii)	entered into, varied or terminated, or authorised the entry into, variation or termination of, any material contract, commitment or arrangement (whether in respect of capital expenditure or otherwise) which is outside the ordinary course of business or which is of a long term, onerous or unusual nature or magnitude or which involves or could involve an obligation of a nature or magnitude;

(viii)	entered into any contract, commitment or arrangement which would be materially restrictive on the business of any member of the Wider Horizon Group or the Wider Avnet Group;

(ix)	been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(x)	taken any corporate action or had any legal proceedings started or threatened against it for its winding-up (voluntary or otherwise), dissolution, examination or reorganisation (or for any analogous proceedings or steps in any jurisdiction) or for the appointment of a receiver, examiner, administrator, administrative receiver, trustee or similar officer (or for the appointment of any analogous person in any jurisdiction) of all or any of its assets and revenues;

(xi)	waived, compromised or settled any claim otherwise than in the ordinary course of business;

(xii)	entered into or varied the terms of any service agreement or arrangement with any Horizon Director or senior executive of Horizon;

(xiii)	entered into any trust deeds constituting pension schemes established for its directors and/or employees and/or their dependents;

(xiv)	proposed, agreed to provide or modified the terms of any share option scheme or incentive scheme of the Wider Horizon Group;

(xv)	save as between Horizon and its wholly-owned subsidiaries, granted any lease in respect of any of the leasehold or freehold property owned or occupied by it or transferred or otherwise disposed of any such property;

(xvi)	made any alteration to its memorandum or articles of association;

(xvii)	entered into any contract, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) with respect to, or proposed or announced any intention to effect or propose, any of the transactions, matters or events referred to in this condition;

(g)	since 31 December 2007 except as publicly announced by Horizon by the delivery of an announcement to a Regulatory Information Service or fairly disclosed in writing by or on behalf of Horizon to Avnet or as disclosed in the annual report and accounts for the year ended 31 December 2007 in each case before the date of this announcement:

(i)	no adverse change having occurred in the business, assets, financial or trading position or profits or prospects of any member of the Wider Horizon Group (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider Horizon Group taken as a whole);

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider Horizon Group or to which any member of the Wider Horizon Group is a party (whether as plaintiff or defendant or otherwise) and no investigation by any Relevant Authority against or in respect of any member of the Wider Horizon Group having been threatened, announced, or instituted or remaining outstanding by, against or in respect of any member of the Wider Horizon Group; and

(iii)	no contingent or other liability having arisen which would or might reasonably be expected to adversely affect any member of the Wider Horizon Group (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider Horizon Group taken as a whole);

(h)	Avnet not having discovered that, except as publicly announced by Horizon by the delivery of an announcement to a Regulatory Information Service or fairly disclosed in writing by or on behalf of Horizon to Avnet or as disclosed in the annual report and accounts for the year ended 31 December 2007, in each case before the date of this announcement (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider Horizon Group taken as a whole):

(i)	any financial, business or other information publicly disclosed at any time by any such member of the Wider Horizon Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading which in any case is adverse to the financial or trading position of the Wider Horizon Group taken as a whole;

(ii)	any past or present member of the Wider Horizon Group has failed to comply with any applicable legislation or regulations of any jurisdiction or any notice or requirement of any Relevant Authority with regard to the storage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous or harmful substance or any substance likely to impair the environment or harm human or animal health or otherwise relating to environmental matters or that there has otherwise been any such storage, disposal, a discharge, spillage, release, leak or emission (whether or not the same constituted non-compliance by any person with any such legislation or regulation, and whenever the same may have taken place) on or from any land or property of any description or other asset now or previously owned, occupied or made use of by any past or present member of the Wider Horizon Group, any of which non-compliance would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the Wider Horizon Group; or

(iii)	there is or is likely to be any obligation or liability (whether actual or contingent) to make good, repair, re-instate or clean up any property now or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider Horizon Group under any environmental legislation, regulation, notice, circular or order of any Relevant Authority in any jurisdiction.

Avnet reserves the right at its absolute discretion to waive, in whole or in part, all or any of the above conditions, except conditions (a) and (b) as applicable.

The Offer will lapse unless all the above conditions are fulfilled or (if capable of waiver) waived or, where appropriate, determined by Avnet in its reasonable opinion to have been or remain satisfied by midnight on the day which is 21 days after the later of the initial closing date as specified in the Offer Document and the date on which the Offer becomes or is declared unconditional as to acceptances (or such later date as Avnet may, with the consent of the Irish Takeover Panel or in accordance with the Irish Takeover Rules, decide). Avnet shall be under no obligation to waive any of conditions (c) to (h) inclusive or treat as fulfilled any of conditions (b) to (h) inclusive by a date earlier than the date specified above for the satisfaction thereof notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment.

If Avnet is required by the Irish Takeover Panel to make an offer or offers for any Horizon Shares under Rule 9 of the Irish Takeover Rules, Avnet may make such alterations to the above conditions as are necessary to comply with that Rule.

To the extent that the Offer would give rise to a concentration with a Community dimension within the scope of the Regulation, the Offer shall lapse if the European Commission initiates proceedings in respect of that concentration under Article 6(1)(c) of the Regulation or refers the concentration to a competent authority of a Member State under Article 9(1) of the Regulation before the first closing date of the Offer or the date when the Offer becomes or is declared unconditional as to acceptances, whichever is the later.

If the Offer lapses, the Offer will cease to be capable of further acceptance and those Horizon Shareholders who have, as at the time of such lapse, accepted the Offer shall then cease to be bound by their acceptances of the Offer submitted at or before the time when the Offer lapses.

The Offer will be governed by Irish law and be subject to the jurisdiction of the Irish courts.

PART II

CERTAIN FURTHER TERMS OF THE OFFER

The Horizon Shares will be acquired by Avnet free from all liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature whatsoever and together with all rights attaching to them including the right to receive in full all dividends and other distributions declared, paid or made after the date of this announcement.

The Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality of interstate or foreign commerce of, or any facilities of a national securities exchange of, any jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdiction. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise distributed or sent in or into any jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdiction.

The provisions referred to in the previous paragraph may be waived or varied by Avnet in its sole discretion as regards specific Horizon Shareholders or generally subject to applicable law.

APPENDIX II

SOURCES OF INFORMATION AND BASES OF CALCULATION

(a)	The value attributed to the existing issued and to be issued share capital of Horizon is based upon:

(i)	82,318,568 Horizon Shares in issue; and

(ii)	3,522,543 Horizon Shares under option;

as at the close of business on 17 April 2008, being the last Business Day before this announcement.

(b)	Horizon Share prices are sourced from the Official List.

(c)	References to a percentage of Horizon Shares are based on the number of Horizon Shares in issue as at the close of business on 17 April 2008, being the last Business Day before this announcement, but do not include any shares issuable under options and other rights granted under the Horizon Share Option Schemes.

(d)	Unless otherwise stated, the financial information on Avnet is extracted from Avnet, Inc.’s annual report for the year ended 30 June 2007.

(e)	Unless otherwise stated, the financial information on Horizon is extracted from Horizon’s annual report and accounts for the year ended 31 December 2007.

(f)	References to the percentage of Horizon Shares which are the subject of irrevocable undertakings to accept (or procure the acceptance of) the Offer, do not include the 2,573,500 Horizon Shares which may become subject to the undertaking given by Horizon ESOP Limited.

APPENDIX III

DETAILS OF IRREVOCABLE UNDERTAKINGS

The following holders of Horizon Shares have given irrevocable undertakings to accept the Offer:

	Number of Horizon
Name	Shares	Per cent. of issued share capital
Samir Naji & Family	31,029,138	37.69%
Charles Garvey	1,280,000	1.55%
Paul Kenny	131,587	0.16%
Cathal O’Caoimh	25,547	0.03%
Focus Investments	7,359,109	8.94%
Gartmore	6,369,319	7.74%
Quinn Direct	3,850,410	4.68%
Horizon ESOP Limited (not the subject of options)	460,468	0.56%
Total irrevocable undertakings	50,505,578	61.35%
Horizon ESOP Limited (subject to options)	2,573,500	3.13%
Total	53,079,078	64.48%

In respect of the undertakings given by the Horizon Directors (and/or certain of their associates and/or their nominees), these undertakings will cease to be binding only if the Offer lapses or is withdrawn and remain binding in the event that a higher competing offer for Horizon is made.

In respect of the undertakings given by the Horizon Shareholders (and/or their nominees) (other than the Horizon Directors and/or certain of their associates and/or their nominees), these undertakings will cease to be binding if a competing offer is made or announced with a value which represents an improvement of 10 per cent. or more in the value of the consideration offered by Avnet, or if the Offer lapses or is withdrawn.

The undertaking to accept the Offer given by Horizon ESOP Limited relates to 460,468 Horizon Shares which are held by it on the terms of a trust for the benefit of eligible employees of the Horizon Group and which are not the subject of options granted by Horizon ESOP Limited to eligible employees under the Horizon Technology Group plc 1998 Executive Share Option Plan. The undertaking to accept the Offer will also cover up to a further 2,573,500 Horizon Shares which are held by Horizon ESOP Limited on the terms of the trust but which are the subject of options granted by it to eligible employees under the Horizon Technology Group plc 1998 Executive Share Option Plan upon (i) the surrender, renunciation or lapse of any such option or (ii) at the direction of holders of such options on their exercise.

APPENDIX IV

DEFINITIONS

The following definitions apply throughout this announcement unless the context requires otherwise:

Avnet	Avnet (Holdings) Limited
Avnet Group	Avnet, Inc. and its subsidiary undertakings
Banc of America Securities	Banc of America Securities Limited of 5 Canada Square, London E14 5AQ, UK
Business Day	any day, other than a Saturday, Sunday or public or bank holiday, on which banks are generally open for business in Dublin, London and New York
Closing Price	the official closing price or the middle market quotation of a Horizon Share, as appropriate, as derived from the Official List
Davy Corporate Finance	Davy Corporate Finance, a wholly owned subsidiary of J&E Davy, trading as Davy, of Davy House, 49 Dawson Street, Dublin 2, Ireland
EMEA	Europe, Middle East and Africa
Form of Acceptance	the form of acceptance relating to the Offer which will accompany the Offer Document
Horizon	Horizon Technology Group plc
Horizon Directors	the directors of Horizon
Horizon Group	Horizon and its subsidiary undertakings
Horizon Share(s)	the existing unconditionally allotted or issued and
fully paid ordinary shares of €0.07 each in the
capital of Horizon and any further such shares which
are unconditionally allotted or issued before the date
on which the Offer closes (or such earlier date as
Avnet may, with the Irish Takeover Panel’s consent or
subject to the Irish Takeover Rules, decide)
Horizon Share Option Schemes	the Horizon 1998 Share Option Scheme, the Horizon 1998 Share Option Scheme (as amended), the Horizon 1999 Share Option Scheme, and the Horizon 1998 Executive Share Option Plan
Horizon Shareholders	the holders of Horizon Shares from time to time including Horizon ESOP Limited
Irish Stock Exchange	The Irish Stock Exchange Limited
Irish Takeover Panel	the Irish Takeover Panel, established under the Irish Takeover Panel Act 1997
Irish Takeover Rules	the Irish Takeover Panel Act 1997, Takeover Rules 2007
London Stock Exchange	London Stock Exchange plc
Offer	the recommended offer to be made by Avnet to acquire
the entire issued and to be issued ordinary share
capital of Horizon (other than Horizon Shares in the
beneficial ownership of Avnet on the date the Offer is
made) on the terms and subject to the conditions to be
set out in the Offer Document and the Form of
Acceptance, and where the context so requires, any
subsequent revision, variation, extension or renewal
of such offer
Offer Document	the document detailing the terms and conditions of the Offer to be sent to Horizon Shareholders
Offer Period	the period commencing on 13 March 2008 (the date of an
announcement of a possible offer for Horizon) and
ending on the initial closing date as specified in the
Offer Document or, if later, the time at which the
Offer becomes unconditional as to acceptances or
lapses, whichever first occurs
Official List	the Official List of the Irish Stock Exchange and/or the Official List of the UK Listing Authority, as the context requires
Regulatory Information Service	any of the services set out in Schedule 12 of Appendix 2 to the Listing Rules of the Irish Stock Exchange and includes the Company Announcements Office of the Irish Stock Exchange
Takeover Regulations	the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006
UK or United Kingdom	the United Kingdom of Great Britain and Northern Ireland
U.S.$ or U.S. cent	the lawful currency from time to time of the United States of America
Wider Avnet Group	Avnet and its subsidiaries, subsidiary undertakings,
associated undertakings and any other undertakings in
which Avnet and/or such undertakings (aggregating
their interest) have a substantial interest. For these
purposes, substantial interest means a direct or
indirect interest in more than 20 per cent. of the
voting equity share capital
Wider Horizon Group	Horizon and its subsidiaries, subsidiary undertakings,
associated undertakings and any other undertakings in
which Horizon and/or such undertakings (aggregating
their interest) have a substantial interest. For these
purposes, substantial interest means a direct or
indirect interest in more than 20 per cent. of the
voting equity share capital

For the purposes of this announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the meanings given by the European Communities (Companies: Group Accounts) Regulations 1992.